CERTIFICATE  OF  DECREASE
                        IN  NUMBER  OF  SHARES  OF
             CERTAIN  SERIES  OF  FIRST  PREFERRED  STOCK  OF
                   PACIFIC  GAS  AND  ELECTRIC  COMPANY



        RICHARD A. CLARKE and LESLIE H. EVERETT certify that:

        1. They are the Chairman of the Board and Chief Executive Officer, and the Corporate Secretary, respectively, of Pacific Gas and Electric Company, a California corporation.

        2.      Pursuant to authority given by this corporation's
                Articles of Incorporation and Bylaws, the Executive Committee of the Board of Directors has duly adopted the following resolution:

                        WHEREAS, the Articles of Incorporation of this
                corporation provide for a class of shares known as First Preferred Stock, $25 par value, issuable from time to time in one or more series; and

                        WHEREAS, pursuant to the Articles of Incorporation
                and the Bylaws of this corporation, the Executive Committee of the Board of Directors of this corporation is authorized to determine and alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of First
                Preferred Stock, $25 par value, and, within the limits and restrictions stated in the resolution or resolutions of the Board of Directors originally fixing the number of shares constituting such series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series; and

                        WHEREAS, the respective rights, preferences,
                privileges, and restrictions relating to certain series (the "Designated Series") of First Preferred Stock, $25 par value, as listed with their designations on Exhibit A attached hereto, were fixed by resolutions adopted by the Board of Directors, and Certificates of Determination of Preferences of the Designated Series were executed by the officers of this corporation and filed with the Secretary of State of the State of California on the dates set forth on Exhibit A, and such Certificates of Determination of Preferences have been incorporated in the Restated Articles of Incorporation of this corporation under the Article numbers set forth on Exhibit A; and

                        WHEREAS, the current number of shares constituting
                each of the Designated Series of First Preferred Stock, $25 par value, is listed on Exhibit A and this Executive Committee of the Board of Directors now desires to decrease the number of shares of each of the Designated Series to the number of shares of such series now outstanding, as set forth on Exhibit A, and there are no limits and restrictions with respect to the increase or decrease of the number of shares stated in the resolutions of the Board of Directors originally fixing the number of shares constituting any of such Designated Series;

                        NOW, THEREFORE, BE IT RESOLVED that the number of
                shares constituting each of the Designated Series of First Preferred Stock, $25 par value, is hereby decreased to the number of shares now outstanding, as set forth on Exhibit A; and

                        BE IT FURTHER RESOLVED that the Chairman of the
                Board, the President, any Executive Vice President, or any Vice President, and the Corporate Secretary or any Assistant Corporate Secretary of this corporation are hereby authorized and directed to make, verify, and file a Certificate of Decrease in the number of shares of the Designated Series of First Preferred Stock, $25 par value, in accordance with this resolution and the provisions of California law.

        3. The authorized number of shares of First Preferred Stock, $25 par value, of this corporation is 75,000,000, and the number of shares constituting each series (the "Designated Series") of First Preferred Stock, $25 par value, to which this Certificate of Decrease relates, is the number of shares now outstanding as of the date hereof, as set forth on Exhibit A, and the decrease in the number of shares constituting each such Designated Series is set forth on Exhibit A. Pursuant to California Corporations Code
                Section 202(e)(3), the shares constituting such decrease shall resume the status of authorized and unissued shares of First Preferred Stock, $25 par value.

        4. Pursuant to California Corporations Code Section 401(c), an amendment to the Articles of Incorporation to decrease the number of shares constituting any series of stock may, notwithstanding California Corporations Code Section 902, be approved by the Board of Directors alone. Pursuant to the Bylaws of the corporation, the Executive Committee of the Board of Directors, subject to the provisions of law, may exercise any of the powers and perform any of the duties of the Board of Directors. Accordingly, the foregoing amendment to the Articles of Incorporation may be adopted with approval of the Executive Committee of the Board of Directors alone.

        5. Pursuant to California Corporations Code Section 401(f), upon the filing of this Certificate of Decrease to decrease the number of shares of certain of the Designated Series of this corporation's First Preferred Stock, $25 par value, to zero, the respective Certificates of Determination whereby those series were established are no longer in force and each of such series is no longer an authorized series of the corporation.

                We further declare under penalty of perjury under the laws of the State of California that we have read the foregoing certificate and know the contents thereof and that the same is true and correct of our own knowledge.

Date: March 23, 1994



                                        RICHARD A. CLARKE
                                        ---------------------------
                                        RICHARD A. CLARKE
                                        Chairman of the Board and
                                        Chief Executive Officer



                                        LESLIE H. EVERETT
                                        ---------------------------
                                        LESLIE H. EVERETT
                                        Corporate Secretary

                                                                  EXHIBIT A
                                                                                                      Number of
                                                                                             Shares
                                                             Current                         Outstanding and
                        Article            Date(s)           Number of                       Constituting
                        Number of          Certificate(s)    Shares             Decrease     Series after Filing
Designation of          Articles of        of Determination  Constituting       in Number    of
Certificate of
Series                  Incorporation      Filed             Series             Shares       Decrease

- -----------------------------------------------------------------------------------------------------------------
5% Redeemable           Tenth              06/26/1948        2,860,977          1,082,805    1,778,172
First Preferred                            10/23/1951
Stock                                      04/17/1952
                                           04/30/1954

5% Redeemable           Eleventh           05/02/1949        1,750,000          815,678      934,322
First Preferred Stock,                     01/17/1952
Series A

4.80% Redeemable        Twelth             01/23/1950        1,517,375          724,344      793,031
First Preferred Stock                      04/30/1954

4.50% Redeemable        Thirteenth         06/18/1954        1,127,426          516,284      611,142
First Preferred Stock                      10/31/1956

4.36% Redeemable        Fourteenth         10/24/1955        1,000,000          581,709      418,291
First Preferred Stock

9.28% Redeemable        Fifteenth          10/28/1970        706,960            706,960          -0-
First Preferred Stock

8.16% Redeemable        Sixteenth          04/08/1971        3,000,000          3,000,000        -0-

First Preferred Stock

9% Redeemable           Seventeenth        05/21/1971        881,074            881,074          -0-
First Preferred Stock

9.48% Redeemable        Twenty-First       03/27/1974        3,000,000          3,000,000        -0-

First Preferred Stock

10.46% Redeemable       Twenty-Second      11/06/1975        3,500,000          3,500,000        -0-

First Preferred Stock

10.18% Redeemable       Twenty-Third       03/31/1976        4,000,000          4,000,000        -0-

First Preferred Stock

9.30% Redeemable        Twenty-Fourth      03/02/1977        4,000,000          4,000,000        -0-

First Preferred Stock

10.28% Redeemable       Twenty-Fifth       05/24/1978        5,000,000          5,000,000        -0-

First Preferred Stock

12.80% Redeemable       Twenty-Seventh     07/17/1980        5,000,000          5,000,000        -0-

First Preferred Stock

16.24% Redeemable       Twenty-Eighth      03/19/1981        5,000,000          5,000,000        -0-

First Preferred Stock

17.38% Redeemable       Twenty-Ninth       01/21/1982        3,000,000          3,000,000        -0-

First Preferred Stock
